Exhibit 99.1

NEWS RELEASE

Investor Contact:	Company Contact:
Alex Wellins, Brinlea Johnson	Kristen Timmers
The Blueshirt Group	Corporate Communications
(415) 217-7722	NetManage, Inc.
alex@blueshirtgroup.com	(408) 342-7626
brinlea@blueshirtgroup.com	kristen.timmers@netmanage.com

NetManage Reports Net Profit for Second Quarter 2004

Cupertino, Calif., July 26, 2004 – NetManage, Inc. (Nasdaq: NETM), experts in host access and integration solutions, today announced its second quarter 2004 financial results.

Net revenues for the second quarter of 2004 were $11.0 million, compared to net revenues of $11.9 million for the second quarter of 2003.

Net income for the second quarter was $257,000, or $0.03 per share, which included a foreign currency transaction gain of $213,000. This compares with a net loss in the second quarter of 2003 of $1.7 million, or $0.20 per share, which included a restructuring charge of $909,000, or $0.11 per share and a foreign currency transaction gain of $854,000, or $0.10 per share.

For the six months ended June 30, 2004, net revenues were $22.9 million compared to net revenues of $26.0 million for the same period of 2003. Net loss for the six months ended June 30, 2004 was $174,000, or $0.02 per share, which included a foreign currency transaction loss of $359,000, or $0.04 per share. This compares to a net loss for the six months ended June 30, 2003 of $2.9 million, or $0.34 per share, which included a restructuring charge of $1.5 million, or $0.17 per share, and a foreign currency transaction gain of $890,000, or $0.10 per share.

Cash and cash equivalents were $22.2 million as of June 30, 2004, compared to $20.3 million at December 31, 2003.

Management Commentary

“While customers remained cautious about IT spending during the quarter, we are pleased to report that we maintained operating profitability for our third consecutive quarter,” said Zvi Alon, president, chairman and CEO of NetManage. “During the quarter we introduced technology enhancements to our Host Access Platform which provides customers the capability to rapidly modernize their existing host applications with web access without re-writing those host applications.”

“Our customers have diverse business environments and need to cost effectively manage, and quickly leverage years of proven and valuable business logic and data stored in their host systems. So in the coming quarter, we are introducing the next generation of the Host Access Platform, the NetManage Host Services Platform, which addresses those needs. This introduction is part of our continued commitment to innovate and offer our customers new products which should strategically expand our market opportunity,” concluded Mr. Alon.

Customer Wins

Leading organizations around the world continue to choose the NetManage Host Access Platform to integrate and leverage their core business investments. During the quarter, NetManage secured business from Virgin Atlantic, Ferrari SPA, MCI Worldcom, Penske Truck Leasing, Time Warner Publishing, Citigroup, Staples, State Street Portfolio Systems Inc., and Xerox, among others.

Conference Call Information

The Company has scheduled a conference call to discuss the results at 8:00 a.m. PT (11:00 a.m. ET) on Monday, July 26, 2004. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors, or by dialing 719-457-2679 and entering the reservation number 525311. A playback of the conference call can be accessed beginning July 26, 2004 at 1:30 p.m. PT and is available through 7:00 p.m. PT on August 1, 2004. The playback will be broadcast via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-0820 and entering the reservation number 525311. NetManage will furnish this press release to the Securities and Exchange Commission on a Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

About NetManage

NetManage, Inc. (NASDAQ: NETM) believes that mainframe systems are core business assets, not legacy technologies. The NetManage Host Access Platform provides a continuum of solutions enabling rapid deployment of Web initiatives using host and non-host based processes. By extending mainframe data and logic, NetManage delivers new efficiencies and returns in a Web-based business world. Founded in 1990, the Company has more than 10,000 customers including 480 of the Fortune 500. NetManage is headquartered in Cupertino, California and has offices worldwide. For more information, visit www.netmanage.com.

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© 2004 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company’s competitive position, improvement in financial results and business pipeline, the Company’s positioning in the eBusiness market, and the progress and benefits of the Company’s execution on its business plan. The Company’s actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the markets for the Company’s products could grow more slowly than the Company or market analysts believe, that the Company will be unable to position itself to take advantage of growth in the eBusiness market, or that the Company will not be able to take advantage of growth in the Company’s target markets. In addition, there is no assurance that the Company will not suffer increased competitive pressures; and that corporate buying decisions will not be influenced by the actions of the Company’s competitors or other market factors; or that the Company will continue to progress in the execution of its business plan. Additional information on these and other risk factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

NETMANAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(Unaudited)

	June 30 2004	December 31, 2003
Assets

Cash, cash equivalents and short-term investments	$22,198	$20,299
Accounts receivable, net	7,701	12,781
Prepaid expenses and other current assets	3,177	3,204

Total current assets	33,076	36,284

Property and equipment, net	2,118	2,179
Goodwill, net	1,762	1,762
Other intangibles, net	640	1,591
Other assets	62	35

Total assets	$37,658	$41,851

Liabilities and Stockholders’ Equity
Current liabilities	$22,961	$28,437
Long-term liabilities	533	584
Stockholders’ equity	14,164	12,830

Total liabilities and stockholders’ equity	$37,658	$41,851

NETMANAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Net revenues:
License fees	$3,967	$4,227	$8,757	$10,236
Services	7,029	7,645	14,119	15,754

Total net revenues	10,996	11,872	22,876	25,990

Cost of revenues:
License fees	350	558	746	1,076
Services	883	1,206	1,797	2,527
Amortization of intangible assets	334	349	587	659

Total cost of revenues	1,567	2,113	3,130	4,262

Gross margin	9,429	9,759	19,746	21,728

Operating expenses:
Research and development	1,740	2,103	3,525	4,716
Sales and marketing	5,200	6,174	10,741	13,635
General and administrative	2,194	3,032	5,060	5,769
Restructuring charge	29	909	(138)	1,490
Amortization of intangible assets	149	150	299	299

Total operating expenses	9,312	12,368	19,487	25,909

Income (loss) from operations	117	(2,609)	259	(4,181)

Loss on investments	—	—	—	(32)
Interest income (expense) and other, net	(17)	57	32	120
Foreign currency transaction gains (losses)	213	854	(359)	890

Income (loss) before provision for income taxes	313	(1,698)	(68)	(3,203)

Provision (benefit) for income taxes	56	16	106	(301)

Net income (loss)	$257	$(1,714)	$(174)	$(2,902)

Net income (loss) per share
Basic	$0.03	$(0.20)	$(0.02)	$(0.34)
Diluted	$0.03	$(0.20)	$(0.02)	$(0.34)

Weighted average common shares and equivalent
Basic	8,868	8,650	8,817	8,636
Diluted	9,469	8,650	8,817	8,636